Exhibit 99.4

Escrow Agreement

THIS ESCROW AGREEMENT (the “Escrow Agreement”) is made and entered into as of                             , 2017 among Prime Meridian Holding Company, a Florida corporation (the “Company”), FIG Partners, LLC, a Georgia limited liability company (the “Placement Agent”) and First National Bankers Bank, a national banking association (the “Bank”).

Recitals

WHEREAS, the Company is engaged in the offering (the “Offering”) for sale of a maximum of                      shares of Company common stock, par value $0.01 per share (the “Shares”), at subscription price of                      per Share;

WHEREAS, the Offering will close on                      unless extended by the Company in its sole discretion to                     ;

WHEREAS, each subscriber in the Offering (a “Subscriber”) will be required to submit payment for the Shares by sending an amount equal to                      multiplied by the number of Shares for which the Subscriber has subscribed to purchase (the “Escrow Funds”) to the Bank to be held in escrow; and

WHEREAS, the Company proposed to establish an Escrow Account and the Company and the Placement Agent desire that the Bank act as an escrow agent (the “Escrow Agent”) for the sole purpose of depositing, holding, and disbursing the Escrow Funds in accordance with the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

Establishment of Escrow Agreement

The Company and the Placement Agent hereby appoint and designate the Bank as the Escrow Agent. The Escrow Agent acknowledges and accepts appointment and designation to deposit, hold, invest, and disburse the Escrow Funds as provided herein. The Company and the Placement Agent stipulate that the Escrow Agent, by accepting said appointment and designation, in no way endorses the merits of the Offering of the Shares described herein. The Company and the Placement Agent each agree to notify any person acting on its behalf that the position of Escrow Agent does not constitute such an endorsement and to prohibit said person from the use of the Escrow Agent’s name as an endorser of the Offering. The Company further agrees to allow the Escrow Agent to review any sales literature in which the Escrow Agent’s name appears and which are used in connection with the Offering.

Upon execution of this Escrow Agreement by the parties hereto, the Escrow Agent shall establish a separate escrow account (the “Escrow Account”) to be designated substantially as follows:

Name of Account: Prime Meridian Holding Company

Escrow Account Number:  666608406

Account Requirements

Company will maintain a separate Demand Deposit Account with Bank in the Company’s name. If the Company does not have an existing account with Bank, they will be required to open an account prior to establishing the Escrow Account. An average daily minimum balance of $25,000 is required. Any and all fees and expenses incurred by the Escrow Account will be charged to this account.

Procedural Responsibilities

The Prospectus for the Offering shall direct that the payments for Shares (the “Subscription Funds”) along with the accompanying subscription documentation be submitted directly to the Company where it will be reviewed for compliance with the USA PATRIOT Act and any and all other laws. Subscriptions that do not pass this review will be returned by the Company to the Subscriber along with the accompanying remittance. The Subscription Funds for all subscriptions that are reviewed and accepted should be forwarded to the Escrow Agent in the form in which they are received, along with a copy of the subscription documentation which will include the subscriber’s name, address, number of Shares subscribed, and the subscriber’s social security number or tax identification number. The foregoing presentation of subscriber information must be presented in a format that is legible to all who are required to work with and are dependent upon the accuracy of the information. The original subscription documentation should be retained by the Company. The Company warrants that no subscription will be forwarded to the Escrow Agent for further processing until it has been reviewed by the Company and found to be compliant in respect to the previously detailed criteria. The Company also acknowledges that no subscription will be processed and considered complete until the Escrow Agent is in possession of the Subscription Funds and a copy of all accompanying documentation. If the required documentation supporting a funded subscription is not received by the Escrow Agent from the Company in a timely manner, the Escrow Agent, in its sole discretion, may reject the subscription and return the Subscription Funds to the subscriber at the subscriber’s address of record, or via the source from which the funding was received if the subscriber’s address of record is not available, unless alternate instructions are received by the Escrow Agent, in writing, from the subscriber. The Escrow Agent shall notify the Company of all dishonored checks immediately following the Escrow Agent’s notification of same. The Escrow Agent shall deliver to the Company or the Placement Agent, when requested, the date and amounts of each deposit.

Investment of Funds

The Escrow Agent, at the discretion of the Company, shall invest the Escrow Funds in a Repurchase Agreement secured by U. S. Government securities until otherwise directed by the Company in writing. Terms of the Repurchase Agreement are outlined in the Repurchase Agreement to be executed by the Company and Bank. Funds in excess of $200,000 will be invested in $50,000 increments.

The Escrow Agent shall not be allowed to invest the Escrow Funds until the next business day after receipt of the Escrow Funds.

Disbursement Of Escrow Funds

Upon joint written instructions of the Company and the Placement Agent, the Escrow Agent shall conduct a closing of the Offering and disburse the Subscription Funds in accordance with such instructions. If the Offering Conditions have not been satisfied on or before the close of business on the Offering Termination Date, then without demand or direction from the Company and the Placement Agent, the Escrow Agent shall return the Escrow Funds to the Subscribers whose names have previously been provided to the Escrow Agent within five (5) banking days thereafter.

Termination Of Escrow Agreement

The Escrow Agreement shall terminate upon the final disbursement of all funds held by the Escrow Agent hereunder or as otherwise provided in this Agreement.

The “Offering Termination Date” shall initially be                , provided that the Company shall have the option to extend the Offering Termination Date and the term of this Escrow Agreement at any time prior to the close of business on                 , by providing written notice to the Escrow Agent (the “Extension Notice”) in substantially the form attached hereto as Exhibit “B”. The Extension Notice shall state that the Offering Termination Date has been extended consistent with the terms and conditions of the Offering and shall specify the new Offering Termination Date that shall not be later than                 .

Rejected Subscriptions

Pursuant to the Offering, the subscribers are required to enter into Subscription Agreements (“Subscription Agreements”) for the purchase of the Shares. The Company at its sole discretion may reject any Subscription Agreement in whole or in part. The Company shall notify the Escrow Agent in writing of any Subscription Agreement rejected by the Company. Upon the receipt of notice of rejection, the Escrow Agent shall return to the subscriber signing the rejected Subscription Agreement within five (5) banking days after receipt of such notice, the amount tendered therewith, or in the case of a partial rejection, the appropriate portion of the original deposit.

Return Of Escrow Funds To Subscribers

All returns and deliveries to a subscriber hereunder shall be returned without interest, and shall be mailed by regular first class mail to the residential or business address of such subscriber appearing in his Subscription Agreement. Any payment to a Subscriber may be made by a check or draft drawn on the Bank.

Payment Of Fees And Expenses

The fee payable to First National Bankers Bank for its services as Escrow Agent will be $1,250.00. This fee will be due and payable upon the commencement of escrow activity. Additionally, if a full or partial refund is made on any subscription, due to failure on the part of the Company to successfully conclude the Offering or for any other reason, a fee of $15.00 may be assessed for every check issued. Standard bank charges may be assessed against escrow account activity. Such activity includes, but is not limited to, document duplication, fax activity, wire transfer activity, and account maintenance. Any expenses resulting from legal action taken against or initiated by the Escrow Agent in connection with is duties under this agreement shall be the responsibility of the Company, other than legal expenses resulting from the Escrow Agent’s gross negligence or willful misconduct. All actual expenses and costs incurred by the Escrow Agent in performing obligations under this Agreement shall be charged to the Company. All fees and expenses charged to the Company will be paid by the Company on the Closing Date, unless the Escrow Agent requests that such fees and expenses be paid by the Company as incurred by the Escrow Agent. Any subsequent fees and expenses charged to the Company will be paid by the

Company upon receipt of invoice.

Standard Of Care For Escrow Agreement

The Escrow Agent shall be responsible only for performance of its duties as specified in the Escrow Agreement, and no implied covenants, duties or obligations shall bind or be enforceable against the Escrow Agent by any person. The Escrow Agent shall be held free from all liability to the Company and the Placement Agent except for any act or failure to act constituting gross negligence or willful misconduct. It is expressly understood by the parties hereto that the Escrow Agent’s obligations under this Section, however, shall survive the termination of this Escrow Agreement.

The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion of counsel, other advice of counsel (including counsel selected by the Escrow Agent), statement, instrument, report or other document (not only as to its due execution and validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained) that is reasonably believed by the Escrow Agent to be genuine and to be signed by the proper person or persons. The Chief Executive Officer and President or the Executive Vice President of the Company have been designated as the authorized representatives of the Company to act on behalf of the Company in respect to this Escrow Agreement, and each is authorized to individually take all actions and do all things as the authorized representative of the Company required or permitted under the terms of this Escrow Agreement by the Company. The managing principal of the Placement Agent has been designated as the authorized representative of the Placement Agent to act on behalf of the Placement Agent in respect to this Escrow Agreement, and is authorized to take all actions and do all things as the authorized representative of the Placement Agent required or permitted under the terms of this Escrow Agreement by the Placement Agent.

The Escrow Agent shall not be bound by any modifications, termination or rescission of the Escrow Agreement, or any of the terms hereof, unless executed in writing by the Company, the Placement Agent, and the Escrow Agent and delivered to the Escrow Agent.

The Company shall indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses or any other expenses, fees, or charges of any character or nature that it may incur or with which it may be threatened by reason of its acting as Escrow Agent under the Escrow Agreement (except for any act or failure to act on the part of the Escrow Agent constituting gross negligence or willful misconduct), including, but not limited to, any and all damages, direct, indirect, consequential, special or punitive and costs, losses, and other expenses, including reasonable attorneys’ fees and expenses, resulting from or arising in connection with any action, suit, or proceeding incident to the Escrow Agent’s acting as such hereunder.

Disagreements

In the event of any dispute in respect to the disbursement of all or any portion of the Escrow Funds, or if any disagreements arise among the parties hereto in respect of the interpretation of this Escrow Agreement, or concerning their rights and obligations hereunder, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent shall not be obligated to resolve the disrupt or disagreement or to make any disbursement of all or any portion of the Escrow Funds, buy may commence an action in the nature of an interpleader and seek to deposit such funds in a court of competent jurisdiction, and thereby shall be discharged from any further duty or obligation in respect to the Escrow Funds. The Escrow Agent, in its sole discretion, may elect in lieu of filing such action in interpleader to cease and perform under the Escrow Agreement and all instructions received in connection herewith until the Escrow Agent has received a written notice of resolution of such dispute or disagreement signed by the parties to such dispute or disagreement.

Resignation of Escrow Agent

The Escrow Agent or any successor of the Escrow Agent (“Successor Escrow Agent”) may at any time resign and be discharged of the Escrow hereby created by giving written notice to the Company and the Placement Agent specifying the date upon which it desires that such resignation shall take effect. Such resignation shall take effect on the earlier of (a) the date specified in such notice, which shall not be earlier than thirty (30) banking days after giving such notice, or by (b) the date upon which the Company and the Placement Agent shall have appointed the Successor Escrow Agent. If no Successor Escrow Agent shall have been appointed as of the effective date of the resignation of the Escrow Agent as set forth above, the Escrow Agent may petition but shall not be required to petition, a court of competent jurisdiction for the appointment of a Successor Escrow Agent.

In the event of Escrow Agent’s resignation, the Escrow Agent’s sole duty shall be to hold and retain the Escrow Fund absent written notice from the Company and the Placement Agent or a court of competent jurisdiction to release the funds to a Successor Escrow Agent or directed recipient. All outstanding fees and expenses of the Escrow Agent shall be deducted prior to the release of Escrow Funds to the Successor Escrow Agent or the directed recipient of the Escrow Funds.

Notices

All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by first class mail, or by an overnight delivery service, to the respective addresses hereafter set forth.

a) To the Company:

Prime Meridian Holding Company

Attn: R. Randy Guemple

1897 Capital Circle NE

Tallahassee, FL 32308

b) To the Placement Agent:

FIG Partners, LLC

Attn: Matt Veneri

100 Colony Square

1175 Peachtree Street NE, Suite 2250

Atlanta, GA 30361

c) To the Escrow Agent:

First National Bankers Bank

Attn: Cheryl Kennedy

7813 Office Park Boulevard

Baton Rouge, LA 70809

The Company, the Placement Agent, and Escrow Agent shall each have the right to change the addresses to which notices shall be delivered upon notice thereof to the other party sent pursuant to the provision set forth above.

General

The rights under this Escrow Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the parties hereto and their respective successors and assigns.

The Escrow Agreement shall be construed, governed, and enforced according to the laws of the State of Louisiana.

The State Courts of the State of Louisiana shall have exclusive, original jurisdiction over all and any disputes arising hereunder. The venue of any court proceeding shall be exclusively within the State Courts of East Baton Rouge Parish.

This Escrow Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the matters herein set forth, and supersedes and terminates all prior and contemporaneous negotiations, writings, understandings and agreements relating to the subject matter of the Escrow Agreement ..

IN WITNESS WHEREOF, each party has caused this Escrow Agreement to be signed and executed in its name by its proper and duly authorized officer on the day and year first above written.

Escrow Agent: First National Bankers Bank	Company: Prime Meridian Holding Company

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Placement Agent: FIG Partners, LLC

By:
Name:
Title:
Date:

Exhibit A

List of Authorized Persons

The following signors are authorized by the Company to provide instruction to and/or receive accounting from the Escrow Agent.

Name:	Title:	Phone Number:
Email:	Signature:

Name:	Title:	Phone Number:
Email:	Signature:

Name:	Title:	Phone Number:
Email:	Signature:

Name:	Title:	Phone Number:
Email:	Signature:

Name:	Title:	Phone Number:
Email:	Signature:

Name:	Title:	Phone Number:
Email:	Signature:

Name:	Title:	Phone Number:
Email:	Signature:

Name:	Title:	Phone Number:
Email:	Signature:

Name:	Title:	Phone Number:
Email:	Signature:

Name:	Title:	Phone Number:
Email:	Signature:

Exhibit B

Extension Notice

Company hereby exercises its option to extend the Offering Termination Date from                until                . The Offering Termination Date has been extended consistent with the terms and conditions of the Offering.

Company: Prime Meridian Holding Company

By:
Name:
Title:
Date:

Placement Agent: FIG Partners, LLC

By:
Name:
Title:
Date:

Accepted by:
Escrow Agent: First National Bankers Bank

By:
Name:
Title:
Date: